Exhibit (c)(3)

Project Motion Process Update Strictly Private and Confidential May 3, 2012

1 Executive Summary & Process Review . RBC was engaged on February 29, 2012 to explore a potential transaction . RBC has worked with management to: - Develop and refine financial model - Finalize teaser - Prepare and refine management presentation - Finalize NDA - Finalize buyers list and call scripts . Commencing on April 10th, RBC contacted 13 parties . RBC remains in dialogue with 8 parties of which: - 8 parties have stated interest and received NDA - 2 parties have executed NDA - 5 have scheduled or are in process of scheduling management meetings, others still evaluating • [***]: TBD • [***]: May 16th • [***]: TBD • [***]: May 10th • [***]: TBD . 5 parties are not proceeding . RBC continues to work with management to: - Finalize and prepare for management presentations - Execute NDAs - Respond to preliminary questions [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

2 Process Summary . RBC has conducted a fulsome outreach that included 13 potential buyers . 8 potential buyers, or approximately 54% of those contacted, have expressed interest . 5 have scheduled or are in process of scheduling management meetings, others still evaluating Contacted Contacted Evaluating Evaluating Scheduling or Held Management Meetings Scheduling or Held Management Meetings  Bid Submitted Process Results 0 0 5 8 13 Bid Accepted PASSED: [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

Transaction Timetable

March 2012

S	M	T	W	Th	F	Sa
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

April 2012

S	M	T	W	Th	F	Sa
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

May 2012

S	M	T	W	Th	F	Sa
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

June 2012

S	M	T	W	Th	F	Sa
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

July 2012

S	M	T	W	Th	F	Sa
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

August 2012

S	M	T	W	Th	F	Sa
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

Key Date   Bid Deadlines

Market Holiday

Timing	M&A Transaction	Complete
Week of 2/27	• Kick-off meeting (3/1/12)	✓
Weeks of 2/27 through 3/26	**Preparation** • Organizational meeting to conduct advisor due diligence, discuss marketing materials and review potential buyers – Attended by RBC's Semiconductor and M&A teams • Draft no-name teaser and call script • Build operating financial model • Prepare Confidentiality Agreement (CA) and standstill for buyers • Begin compiling information for virtual data room • Begin drafting management presentation • Finalize buyers list and develop communication strategy	✓ ✓ ✓ ✓ ✓ ✓ ✓
Weeks of 4/2 through 5/21	**Marketing** • Formally approach potential buyers with teaser, CA and standstill • Execute CAs and standstills • Finalize management presentation and meeting schedule – Management meetings – 2 weeks – Follow-up Q&A – 1 week • Provide access to preliminary virtual data room • Lawyers begin developing draft of definitive agreement (DA) • **Solicit indications of interest ("IOI") / term sheets from potential buyers (buyers to submit by 5/29/12 deadline) – framed as a one step process**	✓ ✓ ✓
Weeks of 5/21 through 6/18	**Evaluation and Negotiation** • Evaluate IOI's / term sheets – 1 week • Select 1-3 buyers, provide draft of DA and open full data room • Respond to additional diligence requests • Perfect offer terms with the limited set of buyers • **Solicit final bids and markups of DA (targeting a bid deadline date of 6/21/12)**	
Weeks of 6/18 through 7/2	**Final Negotiation, Sign and Announce** • Evaluate and negotiate final bids • Select winning party to engage in final negotiations • Enter into exclusivity • Commence confirmatory due diligence • Finalize and execute DA • Announce transaction	
Weeks of 7/9 through 8/13	**Stockholder Vote and Closing** • Draft and file preliminary proxy • HSR filing (if required) • Satisfy other closing conditions • SEC review and comments • File definitive proxy • Stockholder vote • Transaction closing	

3

RBC Capital Markets®

APPENDIX

5 Call Log Summary [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. Project Motion Company Have Contacted Acknowledged / Evaluating Stated Interest Sent Teaser Sent NDA Executed NDA Scheduling Meeting Scheduled Mgmt. Mtg. Held Meeting Bid Submitted Not Proceeding In Process [***] . . . . . . . . . . . [***] . . . . . . . . . . . [***] . . . . . . . . . . . [***] . . . . . . . . . . . [***] . . . . . . . . . . . [***] . . . . . . . . . . . [***] . . . . . . . . . . . [***] . . . . . . . . . . . Not Proceeding [***] . . . . . . . . . . . [***] . . . . . . . . . . . [***] . . . . . . . . . . . [***] . . . . . . . . . . . [***] . . . . . . . . . . .